SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report: March 26, 2004

Titan Pharmaceuticals, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-27436 (Commission File Number)	94-3171940 (IRS Employer Identification No.)

400 Oyster Point Blvd., Suite 505, South San Francisco, CA (Address of principal executive offices)	94080 (Zip Code)

Registrant's telephone number, including area code: 650-244-4990

Item 5. Other Events and Required FD Disclosure

       On March 26, 2004, we announced that we have obtained binding commitments from a number of select institutional investors and an individual investor to purchase approximately three million shares of our common stock at a price of $5.00 per share, for gross proceeds in excess of $15 million. The shares are being offered under our effective shelf registration statement on Form S-3 (File 333-112513). Rodman & Renshaw, LLC served as placement agent for the transaction.

       The proceeds of the financing will be used for research and product development activities, as well as for general corporate purposes.

       A copy of the Engagement Letter is filed herewith as Exhibit 1.1. A copy of the press release dated March 26, 2004 is filed herewith as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit No.	Description
1.1	Engagement Letter by and between Titan Pharmaceuticals, Inc. and Rodman & Renshaw, LLC, as Placement Agent, dated as of March 25, 2004.
99.1	Press Release issued March 26, 2004.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Robert E. Farrell
Robert E. Farrell, Chief Financial Officer

Dated: March 26, 2004

EXHIBIT INDEX

Exhibit No.	Description
1.1	Engagement Letter by and between Titan Pharmaceuticals, Inc. and Rodman & Renshaw, LLC, as Placement Agent, dated as of March 25, 2004.
99.1	Press Release issued March 26, 2004.